EXHIBIT 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Peter G. Leemputte, Chief Financial Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date:	October 25, 2012	By:	/s/ Peter G. Leemputte
Peter G. Leemputte
Executive Vice President and Chief Financial Officer